UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_]      Preliminary proxy statement
[_]      Confidential, for use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive proxy statement
[_]      Definitive additional materials
[_]      Soliciting material pursuant to Rule 14a-12

                         First Bancorp of Indiana, Inc.
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                (Name of Registrant as Specified in Its Charter)

                         First Bancorp of Indiana, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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     to Exchange Act Rule 0-11:

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[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                                         October 2, 2000


Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of First Bancorp of Indiana, Inc. The meeting will be held at the North Side office of First Federal Savings Bank at 4451 N. First Avenue, Evansville, Indiana on Thursday, November 9, 2000 at 10:00 a.m., local time.

     The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Olive LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                         Sincerely,

                                         /s/ Harold Duncan

                                         Harold Duncan
                                         President and Chief Executive Officer

                         FIRST BANCORP OF INDIANA, INC.
                             2200 W. Franklin Street
                            Evansville, Indiana 47712
                                 (812) 423-3196

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

     On Thursday, November 9, 2000, First Bancorp of Indiana, Inc. ("Company") will hold its annual meeting of shareholders at 4451 N. First Avenue, Evansville, Indiana. The meeting will begin at 10:00 a.m., local time. At the meeting shareholders will consider and act on the following:

     1.   The election of two directors to serve for a term of three years;

     2. The ratification of the appointment of Olive LLP as independent auditors for the Company for the fiscal year ending June 30, 2001; and

     3.   Such other business that may properly come before the meeting.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Shareholders of record at the close of business on September 14, 2000 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Ruthanne Orth

                                        Ruthanne Orth
                                        Corporate Secretary


Evansville, Indiana
October 2, 2000

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                         FIRST BANCORP OF INDIANA, INC.

                       ----------------------------------

                                 PROXY STATEMENT

                       ----------------------------------


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Bancorp of Indiana, Inc. ("First Bancorp" or the "Company") to be used at the annual meeting of shareholders of the Company. The Company is the holding company for First Federal Savings Bank ("First Federal"). The annual meeting will be held at 4451 N. First Avenue, Evansville, Indiana on Thursday, November 9, 2000, at 10:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed to shareholders on or about October 2, 2000.

                           Voting And Proxy Procedure

Who Can Vote at the Meeting

     You are entitled to vote your First Bancorp common stock if the records of the Company showed that you held your shares as of the close of business on September 14, 2000. As of the close of business on that date, a total of 2,139,056 shares of First Bancorp common stock were outstanding. Each share of common stock has one vote. As provided in the Company's Articles of Incorporation, record holders of the Company's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

     If you are a beneficial owner of First Bancorp common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of First Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

     The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non- votes will have no effect on the outcome of the election. In voting on the ratification of the appointment of

Olive LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.

Voting by Proxy

     This proxy statement is being sent to you by the Board of Directors of First Bancorp for the purpose of requesting that you allow your shares of First Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of First Bancorp common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote FOR each of the nominees for director and FOR ratification of Olive LLP as independent auditors.

     If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is adjourned or postponed, your First Bancorp common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

     If your First Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Participants in First Federal's ESOP

     If you participate in the First Federal Savings Bank Employee Stock Ownership Plan, you will have received with this proxy statement a voting instruction form that reflects all shares you may vote under this plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the trustees, but each participant in the ESOP may direct the trustees as to the manner in which shares of First Bancorp common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions. The deadline for returning your voting instructions to the trustees is November 6, 2000.

                                 Stock Ownership

     The following table provides information as of September 1, 2000 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.


                                                            Percent of
                                       Number of           Common Stock
Name and Address                      Shares Owned         Outstanding
----------------------             ------------------   ------------------
First Federal Savings Bank            181,663 (1)             8.5%
Employee Stock Ownership Plan
2200 W. Franklin Street
Evansville, Indiana 47712

------------------
(1) Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustees have received voting instructions from participants. As of September 1, 2000, 15,150 shares have been allocated to participants' accounts. The trustees of the ESOP are Harold Duncan and Michael H. Head.

     The following table provides information about the shares of First Bancorp common stock that may be considered to be owned by each director or nominee for director of the Company and by all directors and executive officers of the Company as a group as of September 1, 2000. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

                                                                    Number of Shares
                                            Number of             That May Be Acquired          Percent of
                                           Shares Owned             Within 60 Days by          Common Stock
               Name                    (Excluding Options)         Exercising Options           Outstanding
-----------------------------------   ----------------------   ---------------------------   -----------------
Harold Duncan                               40,670(1)                     11,362                   2.4%
Herbert V. Dassel                           24,545(2)                      5,681                   1.4
Michael H. Head                             39,795(3)                     11,362                   2.4
Frank E. Kern                                8,546(4)                      5,681                   0.7
James L. Will, Jr.                           9,745(5)                      5,681                   0.7
Jerome A. Ziemer                            19,545(6)                      5,681                   1.2
All directors and executive                177,003                        45,448                  10.2
officers as a group (11 persons)

------------------
(1) Includes 3,501 shares owned by Mr. Duncan's spouse and 22,724 shares of unvested restricted stock as to which Mr. Duncan has voting but not investment power. Does not include shares held by First Federal's ESOP, for which Mr. Duncan serves as a trustee, except for 2,936 shares allocated to Mr. Duncan's account under the ESOP.
(2) Includes 5,000 shares owned by Mr. Dassel's spouse and 4,545 shares of unvested restricted stock as to which Mr. Dassell has voting but not investment power.
(3) Includes 10,380 shares owned by Mr. Head's spouse, 4,078 shares owned by Mr. Head's children and 13,634 shares of unvested restricted stock as to which Mr. Head has voting but not investment power. Does not include shares held by First Federal's ESOP, for which Mr. Head serves as a trustee, except for 1,703 shares allocated to Mr. Head's account under the ESOP.
(4) Includes 4,545 shares of unvested restricted stock as to which Mr. Kern has voting but not investment power.
(5) Includes 200 shares owned by Mr. Will's children and 4,545 shares of unvested restricted stock as to which Mr. Will has voting but not investment power.
(6) Includes 15,000 shares held by a revocable trust for which Mr. Ziemer serves as trustee and 4,545 shares of unvested restricted stock as to which Mr. Ziemer has voting but not investment power.

                       Proposal 1 -- Election of Directors

     The Company's Board of Directors consists of six members. Currently, four of them are independent directors and two are members of management. The Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. Two directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees are Michael H. Head and James L. Will, Jr., both of whom are currently directors of the Company and First Federal. Mr. Head became a director in March, 2000 when he was appointed to fill the vacancy created by the death of Robert Clayton.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

     The Board of Directors recommends a vote "FOR" the election of both nominees.

     Information regarding the nominees for election at the annual meeting, as well as information regarding the continuing directors whose terms expire in 2001 and 2002, is provided below. Unless otherwise stated, each nominee has held his current occupation for the last five years. The age indicated in each nominee's biography is as of June 30, 2000. The indicated period for service as a director includes service as a director of First Federal.

                        Nominees for Election of Director

     James L. Will, Jr. is the owner of an insurance agency in Evansville, Indiana. Age 42. Director since 1987.

     Michael H. Head joined First Federal in 1980. From 1984 to 1994, he served as Vice President and Manager of the loan department. In 1994, he became Senior Vice President. In 1996, Mr. Head became Executive Vice President and in 1998 added the title of Chief Operating Officer. Age 42. Director since 2000.

                         Directors Continuing in Office

     The following directors have terms ending in 2001:

     Herbert V. Dassel is a retired businessman. Prior to his retirement, he was the President and co-owner of Adroit Mold & Tool Corp., a tooling manufacturer located in Evansville, Indiana. Age 69. Director since 1988.

     Jerome A. Ziemer is the President and majority shareholder of Ziemer Funeral Homes in Evansville, Indiana. Age 62. Director since 1979.

     The following directors have terms ending in 2002:

     Harold Duncan joined First Federal in 1964 and served as a loan officer, Assistant Vice President, Vice President, and Executive Vice President before becoming President in 1990. Mr. Duncan added the title of Chief Executive Officer in 1991. Age 59. Director since 1978.

     Frank E. Kern is the Executive Director of the Evansville Association for the Blind, a not-for-profit enterprise engaged in rehabilitation and manufacturing. Age 71. Director since 1979.

Meetings and Committees of the Board of Directors

     The business of the Company and First Federal is conducted through meetings and activities of their Boards of Directors and their committees. During the fiscal year ended June 30, 2000, the Board of Directors of the Company held 12 meetings and the Board of Directors of the Bank held 12 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

     The Audit Committee, consisting of Frank E. Kern, Herbert V. Dassel and Jerome A. Ziemer, receives and reviews all reports prepared by the Company's independent auditors. The Audit Committee met one time during the fiscal year ended June 30, 2000.

     The Compensation Committee, consisting of Harold Duncan, Herbert V. Dassel, Frank E. Kern and James L. Will, Jr., is responsible for setting the salaries of all employees. The Compensation Committee met one time during the fiscal year ended June 30, 2000.

Directors' Compensation

     Directors of First Federal receive a fee of $900 per month. No separate fees are paid for service on the Company's Board of Directors.

     First Federal maintains a deferred compensation arrangement for directors who may elect on an annual basis to defer up to 100% of their monthly Board and committee meeting fees and retainers. Upon the director's attainment of an age specified in his individual deferral agreement, First Federal will pay the balance of the director's deferral account in monthly installments over a period specified in the director's individual agreement. Over the deferral period, a director's account is credited with 10% annual interest with monthly compounding. In the event of a change in control of First Federal (as defined in the program) followed by a director's termination of service, each director will be entitled to receive a benefit increased to reflect three additional years of deferrals. First Federal has acquired life insurance on members of the Board to provide informal funding for its obligations under the program. During the fiscal year ended June 30, 2000, all directors deferred a portion of their fees, except for Mr. Kern and Mr. Head.

     During the year ended June 30, 2000, each non-employee director received options to acquire 11,362 shares of First Bancorp common stock and 4,545 shares of restricted stock. One-half of the stock options were immediately exercisable and the other half vests on April 24, 2001. The restricted stock vests in equal installments over five years.

                             Executive Compensation

Summary Compensation Table

     The following information is furnished for Mr. Duncan. No other executive officer of First Federal received salary and bonus of $100,000 or more during the year ended June 30, 2000.

                                                                                    Long-Term Compensation
                                                                                  --------------------------
                                                   Annual Compensation                      Awards
                                           -----------------------------------    --------------------------
                                                                    Other         Restricted     Securities
                                                                    Annual          Stock        Underlying     All Other
     Name and Principal           Fiscal    Salary     Bonus     Compensation       Awards        Options     Compensation
         Positions                Year       ($)        ($)        ($)(1)            ($)            (#)            ($)
----------------------------     -------   --------   ------    --------------    -----------    ----------   ------------
Harold Duncan                     2000     $139,400   $5,331       $10,800        $207,357(2)      56,810       $30,953(3)
   President and Chief Executive  1999      133,661    4,915        10,800          ----           ----           4,287
   Officer                        1998      125,086    8,642        10,800          ----           ----           4,150

-------------
(1) Consists of directors' fees. Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.
(2) Represents the total value of the award of 22,724 shares of restricted stock on April 24, 2000, which award will vest in equal installments over a five-year period. At June 30, 2000, the value of the unvested restricted stock award was $244,283. Dividends will be paid on the restricted stock.
(3) Consists of employer contribution to 401(k) plan of $2,142 and contribution to ESOP of $28,811.

Option Grants in Last Fiscal Year

     The following table provides information regarding stock option grants to Mr. Duncan during the year ended June 30, 2000.

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                           Number of      % of Total                                         Annual Rates of
                           Securities      Options                                             Stock Price
                           Underlying     Granted to       Exercise                          Appreciation for
                            Options       Employees         Price                               Options(2)
                            Granted           in             Per         Expiration    ---------------------------
         Name                (#)(1)      Fiscal Year        Share           Date            5%             10%
-----------------------   ------------   ------------   --------------   -----------   ------------   ------------
Harold Duncan                56,810         35.7%          $9.125         4/24/2010      $325,805       $826,301

--------------------------
(1) Twenty percent of the options granted are exercisable immediately and the remainder vest in equal installments over a period of four years from the date of grant; provided, however, that options will be immediately exercisable upon a change in control and in the event the optionee terminates employment due to death or disability.
(2) The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of First Bancorp common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company's common stock would be approximately $14.86 and $23.67, respectively, as of the expiration date of the options.

Option Value at Fiscal Year End

     The following table provides information regarding unexercised stock options for Mr. Duncan as of June 30, 2000. Mr. Duncan did not exercise any stock options during the year ended June 30, 2000.

                                          Number of Securities                         Value of Unexercised
                                         Underlying Unexercised                        In-the-Money Options
           Name                      Options at Fiscal Year-End (#)                 at Fiscal Year-End ($)(1)
----------------------------       -----------------------------------         ------------------------------------
                                   Exercisable          Unexercisable          Exercisable           Unexercisable
                                   ------------         --------------         ------------         ---------------
Harold Duncan                         11,362                45,448               $18,463                $73,853

-------------------
(1) Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on June 30, 2000 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

Employment Agreement

     Effective April 1, 1999, First Bancorp and First Federal entered into a three-year employment agreement with Mr. Duncan. Under the employment agreement, the current salary level for Mr. Duncan is $142,800, which amount is paid by First Federal and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On the anniversary of the commencement date of the employment agreement, the term may be extended for an additional year at the discretion of the Board. The agreement is terminable by the employers at any time, by Mr. Duncan if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. If Mr. Duncan's employment is terminated without cause or upon Mr. Duncan's voluntary termination following the occurrence of an event described in the preceding sentence, First Federal would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

     The employment agreement also provides for a severance payment and other benefits in the event of involuntary termination of employment in connection with any change in control of First Bancorp or First Federal. A severance payment also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, Mr. Duncan is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control.

     The maximum present value of the severance benefits under the employment agreement is 2.99 times Mr. Duncan's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The employment agreement provides that the value of the maximum benefit may be distributed, at the executive's election, in the form of a lump sum cash payment equal to 2.99 times the executive's base amount or a combination of a cash payment and continued coverage under First Federal's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the executive's base amount. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the Company would not be entitled to deduct such amount.

     The employment agreement restricts Mr. Duncan's right to compete against First Bancorp and First Federal for a period of one year from the date of termination of the agreement if he voluntarily terminates employment, except in the event of a change in control.

Supplemental Retirement Agreement

     First Federal maintains a supplemental executive retirement program for key personnel in order to encourage continued employment and to provide an additional source of retirement income. The program provides that, upon the attainment of a specified retirement age, a participating officer will receive a benefit equal to the product of the officer's highest annual base compensation and the officer's "wage replacement percentage" reduced by the annual benefits derived by the officer from any other tax-qualified or non- qualified retirement arrangements sponsored by First Federal, provided, however, that the benefit will not be less than a minimum amount. For Mr. Duncan, the minimum benefit is $3,387 per month. The officer's retirement age and "wage replacement factor" are specified in individual agreements entered into between First Federal and the officer. If the officer dies prior to attaining the normal retirement age, a survivor benefit is payable to the officer's surviving spouse or other designated beneficiary. In the event of an officer's termination without cause prior to attaining the normal retirement age, payment of the officer's accrued benefit as of the date of termination is deferred until the officer attains normal retirement age. In the event of disability, the officer may elect to begin receipt of his accrued benefit immediately in lieu of a deferred retirement benefit. In the event of a change in control of First Federal, as defined in the program, followed by the officer's termination of employment, the officer would be entitled to receive his full normal retirement benefit upon attaining his specified retirement age. All benefits are payable in the form of a monthly annuity over a period specified in the officer's individual agreement. As a condition of Mr. Duncan's receipt of benefits, he must, during the five-year period after benefits commence, provide certain consulting and advisory services to First Federal at the request of the Board of Directors. At present, Mr. Duncan, four other officers and one former employee participate in the supplemental retirement program.

Retirement Plan

     First Federal is a participant in the Financial Institutions Retirement Fund, a multi-employer, non- contributory defined benefit retirement plan. The following table indicates the annual retirement benefits that would be payable under the retirement plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the retirement plan are limited to $135,000 per year for the 2000 calendar year.

   Final Average
       Salary                                    Years of Service
--------------------   -----------------------------------------------------------------
                           15           20            25            30           35
                       ----------   -----------   ----------   -------------------------
    $  75,000           $22,500       $30,000      $37,500       $ 45,000    $  52,500
      100,000            30,000        40,000       50,000         60,000       70,000
      125,000            37,500        50,000       62,500         75,000       87,500
      150,000            45,000        60,000       75,000         90,000      105,000
      175,000            52,500        70,000       87,500        105,000      122,500
      200,000            60,000        80,000      100,000        120,000      135,000

     The retirement plan provides for monthly payments to, or on behalf of, each covered employee. All full-time employees are eligible to participate in the retirement plan after completion of one year of service to First Federal and the attainment of age 21. To obtain one year of service, an employee must complete at least 1,000 hours of service in 12 consecutive months. Benefits are based upon years of service and salary excluding bonuses, fees, etc. Employees become vested following five years of service. As of June 30, 2000, Mr. Duncan had 35 years of credited service under the retirement plan.

     The normal retirement age is 65 and the early retirement age is before age 65, but after age 45. Normal retirement benefits are equal to 2% multiplied by the years of service to First Federal and by the employee's average base salary for the five highest consecutive years preceding retirement. If an employee elects early retirement, but defers the receipt of benefits until age 65, the formula for computation of early retirement benefits is the same as if the employee had retired at the normal retirement age. However, if the employee elects early retirement benefits payable under the retirement plan, the benefits are equal to the benefits payable assuming retirement at age 65 reduced by applying an early retirement factor based on age and vesting service when payments begin. Payment may also be deferred to any time up to age 70, in which case the retirement allowance payable at age 65 will be increased by 0.8% for each month of deferment after age 65. The maximum increase allowable is 48%. Under the retirement plan, First Federal makes annual contributions computed on an actuarial basis to fund the benefits.

     Upon retirement, the regular form of benefit under the retirement plan is an annuity payable in equal monthly installments for the life of the employee. Optional annuity or lump sum benefit forms may also be elected by the employee. Benefits under the retirement plan are not integrated with social security.

     At June 30, 1999, which is the date of the most recent retirement plan statement, the retirement plan's funding cost was $18,000.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee of the Company and Performance Graph shall not be incorporated by reference into any such filings.

Report of the Compensation Committee

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company for the fiscal year ended June 30, 2000. Because the Company conducts no activities other than managing the activities of First Federal, the following discussion addresses compensation information relating to the Chief Executive Officer and executive officers of First Federal for fiscal 2000 and sets forth the joint report of the Compensation Committee of the Company and the Wage and Salary Committee of First Federal (collectively the "Compensation Committee"). The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     General Policy. The Compensation Committee has the responsibility to recommend to the Board of Directors the amount and composition of compensation paid to the executive officers. The Board of Directors has the responsibility to review the report of the Compensation Committee and act on its recommendations. It is the policy of the Compensation Committee to review executive compensation not less than annually and more often if it deems appropriate.

     The Committee believes that compensation policy should reflect both executives' management skills as well as Company performance and shareholder returns. To this end, the following goals underlie the Committee's policies:

          1) To attract and retain key executives who possess the management skills and experience vital to the long-term success of the Company and First Federal.

          2) To provide compensation that is competitive and consistent with executive compensation levels found in the financial and banking industries.

          3) To motivate executives to enhance long-term shareholder value by building their ownership in the Company.

          4) To make the compensation program an integral part of the Company's long-term planning and management process.

     The Compensation Committee's goal is to utilize whatever means it considers necessary to obtain adequate and up-to-date information upon which to base its recommendations to the Board of Directors. The process which the Compensation Committee utilized for fiscal 2000 included reviewing the results of various compensation surveys, as well as assessing the performance of the Chief Executive Officer and other executive officers of First Federal.

     In preparing its analysis with respect to comparative compensation data, the Compensation Committee considers characteristics of peer institutions such as asset size, off-balance sheet assets, earnings, type of business operations, corporate structure and geographic location. With respect to analyzing comparative data for individual executive officers at peer institutions, the Compensation Committee considers the scope and similarity of officer positions, experience and the complexity of individual officer responsibilities.

     In making its compensation determinations, the Compensation Committee also considers the performance of executive officers. The Chief Executive Officer evaluates the performance of all other executive officers and reports to the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer. The Compensation Committee then reports to the Board of Directors regarding the performance of the Chief Executive Officer and other executive officers. The Compensation Committee also recommends to the Board of Directors the compensation of each of the executive officers, including the Chief Executive Officer. Upon review of the Compensation Committee's recommendations, the Board of Directors sets all executive compensation. The Chief Executive Officer, a member of the Board of Directors, abstains from voting on matters related to his compensation.

     Compensation Committee Considerations for Fiscal 2000. Compensation for executive officers is generally composed of salary, bonus, participation in various employee benefit plans, such as the employee stock ownership plan, the 401(k) plan, and the pension plan sponsored by First Federal, certain fringe benefits provided to employees and directors fees, if applicable. Executive officers may also participate in the non-qualified deferred compensation plan sponsored by First Federal upon designation by the Board of Directors. The benefits provided under the employee stock ownership plan, 401(k) plan, pension plan, and non-qualified deferred compensation plan are determined based on the executive's compensation and/or years of service with First Federal.

     The Company, with shareholder approval, adopted the 1999 Stock-Based Benefit Plan under which executive officers may receive awards of stock options and restricted stock. The Company believes that stock ownership by its executives is a significant factor in aligning the interests of its executives with those of its stockholders. Stock options and restricted stock awards under this plan were allocated based upon regulatory practices and policies, the practices of other recently converted financial institutions and the executive officers' tenure with the Company, level of responsibility and contributions to the Company.

     This year, as in the past, First Federal consulted various compensation surveys, particularly that of the Indiana Bankers Association and America's Community Bankers. After considering information in such reports and the compensation, performance, experience and qualifications of the executive officers and their contributions to the performance of First Federal, the Compensation Committee recommended and the Board of Directors approved compensation levels for all executive officers.

     Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation was determined by the factors discussed above, including compensation surveys and the overall qualitative performance of the Chief Executive Officer in managing the Company and First Federal during fiscal 2000. The compensation of the Chief Executive Officer was not determined for fiscal 2000 using any specific formula nor did his compensation relate specifically to corporate performance. During fiscal 2000, Mr. Duncan received a grant of options to acquire 56,810 shares of First Bancorp common stock and an award of 22,724 shares of restricted stock. The Board of Directors approved the recommendations made by the Compensation Committee regarding the Chief Executive Officer's compensation.

              The Compensation Committee of the Board of Directors
                        of First Bancorp of Indiana, Inc.

          Herbert V. Dassel                              Frank E. Kern
          Harold Duncan                                  James L. Will

                                Performance Graph

     The following graph compares the cumulative total shareholder return on First Bancorp common stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL Thrift Index. Total return assumes the reinvestment of all dividends. The base amount for First Bancorp common stock is $9.375 per share, which was the closing price on the initial day of trading on April 7, 1999. The initial offering price for First Bancorp common stock was $10.00 per share.

                        [PERFORMANCE GRAPH APPEARS HERE]


                     COMPARISON OF CUMULATIVE TOTAL RETURN*


                                        04/07/99      06/30/99       06/30/00
                                        --------      --------       --------
First Bancorp of Indiana, Inc..........   100            114            118
The Nasdaq Stock Market Index..........   100            105            156
SNL Thrift Index.......................   100            102             86

------------
* Assumes $100 invested in First Bancorp common stock at the closing price per share and each index on April 7, 1999 (the date on which First Bancorp common stock was first traded publicly) and that all dividends were reinvested. Source:
SNL Securities.

                Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company's executive officers and directors has complied with applicable reporting requirements for transactions in First Bancorp common stock during the fiscal year ended June 30, 2000.

                          Transactions with Management

     Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. First Federal is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

                     Proposal 2 -- Ratification of Auditors

     The Board of Directors has appointed Olive LLP to be its auditors for the 2001 fiscal year, subject to the ratification by shareholders. A representative of Olive LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

     If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent public accountants will be considered by the Board of Directors. The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of auditors.

                                  Miscellaneous

     The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Bancorp common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

     The Company's Annual Report to Shareholders has been mailed to all persons who were shareholders as of the close of business on September 14, 2000. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

     A copy of the Company's Form 10-K for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were shareholders as of the close of business on September 14, 2000 upon written request to Corporate Secretary, First Bancorp of Indiana, Inc., Evansville, Indiana.

                              Shareholder Proposals

     Proposals that shareholders seek to have included in the proxy statement for the Company's next annual meeting must be received by the Company no later than June 4, 2001. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

     The Company's Bylaws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 60 nor more than 90 days prior to the date of the annual meeting; provided that if less than 71 days' notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders or public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Ruthanne Orth

                                        Ruthanne Orth
                                        Corporate Secretary

Evansville, Indiana
October 2, 2000

                         FIRST BANCORP OF INDIANA, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                                November 9, 2000

                         -------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Harold Duncan and Frank E. Kern, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of First Bancorp of Indiana, Inc. ("Company") owned of record by the undersigned at the Annual Meeting of Shareholders, to be held on November 9, 2000, at 10:00 a.m., local time, at 4451 N. First Avenue, Evansville, Indiana, and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying Proxy Statement and, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

     1. The election as directors of all nominees listed (except as marked to the contrary below).

          James L. Will, Jr.
          Michael H. Head

                                                                  FOR ALL
          FOR                     VOTE WITHHELD                   EXCEPT
          ---                     -------------                   ------

          [_]                         [_]                           [_]


INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

     2. The ratification of the appointment of Olive LLP as independent auditors for the Company for the fiscal year ending June 30, 2001.

          FOR                       AGAINST                      ABSTAIN
          ---                       -------                      -------
          [_]                         [_]                          [_]


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          EACH OF THE LISTED PROPOSALS.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

     The above-signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated October 2, 2000 and the Annual Report to Shareholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                                         Dated:___________________________



                                         --------------------------------
                                         SHAREHOLDER SIGN ABOVE



                                         --------------------------------
                                         CO-HOLDER (IF ANY) SIGN ABOVE



                          -----------------------------

            PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.